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INDEPENDENT AUDITORS' REPORT ON SCHEDULES



To the Board of Directors and Shareholders of
  Best Buy Co., Inc.
Minneapolis, Minnesota


We have audited the financial statements of Best Buy Co., Inc. (the Company) as of February 26, 1994 and February 27, 1993 and for the years ended February 26, 1994, February 27, 1993, and February 29, 1992 and have issued our report thereon dated April 13, 1994, such financial statements and report, which expresses an unqualified opinion and includes an explanation regarding a change in accounting method for income taxes during the year ended
February 26, 1994, are included in your 1994 Annual Report to Shareholders and are incorporated herein by reference. Our audits also included the financial statement schedules of Best Buy Co., Inc., listed in Item 14.
These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.


/s/Deloitte & Touche
Minneapolis, Minnesota
April 13, 1994

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